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                                                                  EXHIBIT 10.23

                               HALLIBURTON CENTER

                                 LEASE AGREEMENT

                                     BETWEEN

                     BARNHART INTERESTS, INC., AS AGENT FOR
                               SAGE PLAZA ONE LTD.

                                       AND

                             SPIRES FINANCIAL, L.P.


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                                 LEASE AGREEMENT

THE STATE OF TEXAS

COUNTY OF HARRIS

       THIS LEASE AGREEMENT (hereinafter called "Lease") is made and entered into on this the 4THday of AUGUST, 1998, by and between BARNHART INTERESTS, INC., AS AGENT FOR SAGE PLAZA ONE LTD. (hereinafter called "Landlord"), and SPIRES FINANCIAL, L.P. (hereinafter called "Tenant").

                                 WITNESSETH:

                                  ARTICLE 1

                    LEASED PREMISES AND NET RENTABLE AREA

         1.01. LEASED PREMISES. Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease from Landlord those certain premises (hereinafter sometimes called the "Leased Premises") in the building known as Halliburton Center (hereinafter called the "Building"), located at 5151 San Felipe, Houston, Harris County, Texas. Such Leased Premises contains approximately 7,427 Square Feet of Net Rentable Area, hereinafter defined, on Level 13 of the Building and are outlined and/or hatched on the floor plan drawing attached hereto and made a part hereof as Exhibit "A" and initialed for identification by both parties.

         1.02. The term "Net Rentable Area" as used herein shall mean, in the case of a single tenant occupying a floor (hereinafter called "Single Tenant Floor"), the total of (i) the entire area bounded by the four exterior walls of the Building measured from the inside surface of the outer glass on such floor, less the area contained within Building stairs, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts, measured from the centerline of the walls separating such areas, and (ii) an allocation of the Building ground and basement lobbies and rest rooms, central plant, truck dock, areaways, mail room and other facilities shared by tenants of the Building. No deduction shall be made for columns and other structural portions of the Building. All the area on any Single Tenant Floor that is used for elevator lobbies, corridors, special stairways, rest rooms, mechanical rooms, electrical rooms, telephone closets, and all vertical penetrations that are included for the special use by Tenant shall be included within the Net Rentable Area for such floor.

         1.03. On each floor of the Building on which space is or will be leased to more than one tenant, the Net Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the leased premises covered by such lease, being the area bounded by the exterior wall or walls of the Building measured from the inside surface of the outer glass or finished walls bounding such leased premises, the centerline of all walls separating such leased premises from elevator lobbies, public corridors, restrooms, stairwell, mechanical rooms, electrical rooms and telephone closets situated on such floor ("common areas"), and the

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centerline of all walls separating such leased premises from other areas leased or to be leased to other tenants on such floor, and (ii) a pro rata portion of the area covered by the common areas, plus an allocation of the Building ground and basement lobbies and rest rooms, central plant, truck dock, areaways, mail room and other facilities shared by tenants of the Building and columns and other structural portions of the Building. The Net Rentable Area for the entire Building shall be deemed to be 519,966 square feet for the purposes of this Lease. The Net Rentable Area contained within the Leased Premises shall be deemed to be the number of square feet set forth in Section 1.01 above.

                                    ARTICLE 2

                                      TERM

         2.01. The provisions of this Article 2 are subject to and upon the terms and conditions set forth in this Lease and any addendum or rider hereto.

         2.02. The term of this Lease is sixty (60) months. The "Commencement Date" shall be within five (5) business days after Landlord notifies Tenant in writing that the Leased Premises is completed per plans and specifications, or when Tenant occupies the Leased Premises to transact business, whichever is earlier. If the Leased Premises are not ready for occupancy by October 15, 1998, for reasons other than delays caused by Tenant, Tenant shall have the right to terminate this Lease. The Lease will terminate on the last day of the sixtieth (60th) month following the actual "Commencement Date".

         2.03. In the event Landlord fails to complete the Building or the Leased Premises by the time of the Commencement Date for any reason or cause, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the date on which the term of this Lease commences shall be the date on which the Leased Premises are ready for occupancy by Tenant (except as provided in Section
2.04 below). In such event, the stated term in this Lease shall thereupon commence, the expiration date shall be extended so as to give effect to the full stated term, and Landlord and Tenant will, at the request of either, execute a declaration specifying the beginning date of the term of this Lease.

         2.04. In the event the Leased Premises are not ready for occupancy by the Commencement Date of this Lease due to any delay whatsoever on the part of Tenant, its agents or contractors, including, without limitation, any delay in furnishing information or performance of its obligations required in Exhibit "B", or as a result of Tenant Delay as defined in Exhibit "B", or if Tenant fails to occupy the Leased Premises Leased Premises are ready for occupancy, then Tenant shall commence rental payments hereunder on the Commencement Date. The Commencement Date, expiration date and commencement of installments of Base Rental or additional rent shall not be postponed or delayed as a result of delays on the part of Tenant.

                                    ARTICLE 3

                                  CONSTRUCTION

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         3.01. LEASEHOLD IMPROVEMENTS. Tenant shall comply with the Tenant improvement schedule attached hereto and made a part hereof as Exhibit "B". The Leased Premises shall be remodeled and improved in accordance with Exhibit "B" and plans and specifications submitted and signed by Tenant. Landlord shall provide Tenant with a finish allowance of $15.00/square foot of Net Rentable Area ($111,405.00), plus demolition as set forth on Exhibit B-2 (the "Allowance"), to include space planning and design, construction, relocation costs, architectural and construction management, and MEP drawings. The Allowance shall include costs for demolition of partitions as shown on Exhibit "B-2" attached hereto. After receipt of the approved working drawings and pricing letter agreement described in said Exhibit "B", Landlord will partition and prepare said Leased Premises in accordance therewith; however, Landlord shall not be required to install any partitions or improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Landlord or Landlord's architect, and Landlord shall be required to bear the expense of installing only the items listed in Exhibit "B" hereto which can be installed at a cost not to exceed the Allowance. All installations in excess of the Allowance ("Tenant's Costs") shall be for Tenant's account, and Tenant shall pay, as additional rent hereunder, to Landlord, an amount therefor equal to Landlord's actual cost thereof, including associated architectural and engineering fees, if any, plus an additional charge of fifteen percent (15%) to cover overhead, promptly upon being invoiced therefor. Additionally, Tenant shall pay all ad valorem taxes and increased insurance premiums that are payable on account of any of Tenant's improvements that are in addition to those items (or quantities thereof) described on Exhibit "B" hereto. Failure by Tenant to pay any sums described in this Section 3.01 in full within thirty (30) days after its receipt of an invoice therefor will constitute failure to pay rent when due and an event of default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease and at law for nonpayment of rent. It is stipulated that time is of the essence in connection with Tenant's compliance with the terms of Exhibit "B". Landlord may make insubstantial changes in its preparation of the Leased Premises without Tenant's approval. Landlord may make substantial changes in its preparation of the Leased Premises only with Tenant's approval, which approval shall not be unreasonably withheld. Upon completion by Landlord of the work to be performed by it in preparation of the Leased Premises substantially in accordance with Exhibit "B", Landlord will tender possession of such premises to Tenant, and Tenant will accept and occupy the Leased Premises, if completed pursuant to Exhibit "B", subject to punch list items which Landlord will complete as soon as reasonably possible. The work to be performed by Landlord in the preparation of the Leased Premises shall be deemed to have been completed substantially in accordance with Exhibit "B", notwithstanding that adjustments may be required to be made by Landlord in its work and that minor items of Landlord's work have not been fully completed, so long as Tenant would be able to use the Leased Premises for the purpose provided hereunder upon performance of Tenant's own construction and installation of its fixtures and equipment. Completion substantially in accordance with Exhibit "B" by Landlord may, but need not be, evidenced by a certificate of completion or certificate of substantial completion issued by Landlord's architect. Subject to Section 3.03, after such tender of possession by Landlord, Tenant may enter the Leased Premises under all the terms and conditions of this Lease (except that no rental shall be payable until the commencement of the term as specified in Article 4 hereof) for the purpose of performing its construction work in the Leased Premises and installing its fixtures. Entry into possession by Tenant will constitute

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acknowledgment by Tenant that the Leased Premises are in the condition called for by this Lease and that Landlord has performed all of Landlord's visible obligations relating to preparation of the Leased Premises, but subject to punch list items.

         3.02. PRIOR OCCUPANCY. Tenant, at its option, along with its employees, suppliers, contractors, subcontractors and agents, shall be permitted to enter the Leased Premises at any time prior to the scheduled Commencement Date of the Lease, providing such entry and work shall be in harmony with the Landlord's contractors and with no obligation on the part of Tenant to pay rent during such period of prior occupancy, for the purposes of installing furniture, fixtures and equipment (including telephone equipment), as well as non "building standard" leasehold improvements, including, but not limited to, millwork, wall and floor covering, and draperies. This prior occupancy provision shall be separate and distinct from the obligations of Landlord as to the completion of the "building standard" improvements per Exhibit "B".

         3.03. USE OF THE COMPLEX PRIOR TO THE COMMENCEMENT DATE. Prior to the Commencement Date of the Lease, entry into the Complex, as defined in
Section 5.10 herein, shall be at Tenant's risk and Landlord shall not be liable for (i) any injury, loss or damage to any of Tenant's installations or decorations, and/or (ii) any injury or death arising in connection with any outside contractor or others being with the Complex on Tenant's behalf and Tenant agrees to protect, defend, indemnify, and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its employees, agents, contractors, suppliers or workmen in or about the Complex.

         3.04. INITIAL CONSTRUCTION-NON STANDARD IMPROVEMENTS. With respect to the initial construction of the Leased Premises, Tenant shall have the right to undertake non "building standard" leasehold improvements (except where same relate to base building structural, electrical, mechanical and/or plumbing) through outside contractors of its own choosing, subject to Landlord's reasonable approval, providing the entry and work on the part of such outside contractors shall be in harmony with Landlord's contractors; and, if at any time such entry and work by one or more persons furnishing labor or materials for Tenant's work shall result in disharmony or interference with Landlord's work, the consent granted by Landlord to Tenant may be withdrawn upon twenty-four (24) hours written notice to Tenant.

         3.05. CONSTRUCTION BY TENANT. With respect to construction by Tenant, Tenant, its contractors or other agents shall provide Landlord sufficient evidence that it (they) is (are) covered under such workmen's compensation, public liability, and property damage insurance as Landlord may reasonably request for its protection. All such labor shall be performed and materials furnished at Tenant's own cost, expense and risk. With respect to any contract for any such labor or materials, Tenant acts as a principal and not as an agent of Landlord. Tenant agrees to indemnify and hold Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Tenant's work at the Leased Premises. Tenant shall have no authority to place any lien upon tile Leased Premises or any interest therein or in any way to bind Landlord; and any attempt to do so shall be void and of no effect. Landlord expressly disclaims liability for the cost of labor

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performed or materials furnished by Tenant. If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Leased Premises or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its own cost and expense, cause the same to be discharged of record by payment, bonding or otherwise not later than thirty (30) days after notice to Tenant of the filing thereof, but in all events, prior to the foreclosure thereof. All of Tenant's construction of the Leased Premises shall be performed in a good and workmanlike manner satisfactory to Landlords' architect in accordance with applicable building codes, regulations and all other legal requirements, and shall not interfere with or delay any work being done by Landlord's contractors.

                                    ARTICLE 4

                                   BASE RENTAL

         4.01. BASE RENTAL. As rental (hereinafter called "Base Rental" or "Rent") for the Lease and the use of the Leased Premises, Tenant shall pay in
U. S. Dollars to Landlord or Landlord's assigns, at the Building office, without demand and without deduction, abatement or setoff, and subject to Base Rental Adjustment defined in Article 5 below, Base Rental as follows:


              Leased Premises Net Rentable Area (NRA):       7,427
                  Years 1 through 5 :Annual Rate:            $ 20.00/SF/YR NRA
                  (inclusive)

                                   Annual Rental:            $ 148,540.00
                                   Monthly Rental:           $ 12,378.33


         4.02. BASE RENTAL PAYMENTS. All rental payments are payable on the first day of each calendar month, monthly in advance, in lawful money of the United States of America, commencing on the first day of the first month of the term of this Lease and continuing through the last day of the last year of the term of this Lease. If the term of the Lease does not commence on the first day of the calendar month or terminate on the last day of the calendar month, as the case may be, Tenant shall pay in advance a pro rata part of such sum as rental for such first or last partial month, as the case may be. All past due installments of Rent shall bear interest at the maximum lawful rate per annum from the date due until paid. The Annual Rate, Annual Rental and Monthly Rental set forth above shall be subject to the Base Rental Adjustment set forth in Article 5.

         4.03. ADDITIONAL RENT. Tenant shall also pay, as additional rent, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies of default for the payment of additional rent as are available to Landlord in the case of a default in the payment of Base Rental.

                                    ARTICLE 5

                             BASE RENTAL ADJUSTMENT

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         5.01. The Base Rental Adjustment shall be calculated in accordance with the factors set forth in the following sections of this Article 5.

         5.02. BASIC COST AMOUNT. Tenant's Base Rental includes a component applicable to Basic Cost (hereinafter defined). The "Initial Basic Cost" (including the management fee) is hereby stipulated to be the actual Operating Expenses for calendar year 1999.

         5.03. INTENTIONALLY STRICKEN.

         5.04. ANNUAL ESTIMATE OF BASIC COST. Prior to and no later than thirty (30) days after the commencement of each calendar year of Tenant's occupancy, Landlord shall provide an estimate of Basic Cost for said calendar year. Tenant shall pay a Base Rental for said calendar year adjusted upward or downward, as appropriate, by the amount of difference between the prior calendar year's estimated costs and the coming year's estimated costs.

         5.05. REVISIONS IN ESTIMATED BASIC COST. If real estate taxes or the cost of utilities or janitorial services increase during a calendar year, Landlord may revise the estimated Basic Cost during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to its pro rata share of the amount of such increase in the estimated Basic Cost divided by the number of months remaining in such year.

         5.06. ACTUAL BASIC COST. Within one hundred fifty (150) days or as soon thereafter as possible of the conclusion of each calendar year of the term of the Lease, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost for said lease year. A lump sum payment will be made from Landlord to Tenant or from Tenant to Landlord, as appropriate, within thirty
(30) days of the delivery of such statement equal to the difference in actual Basic Cost and estimated Basic Cost for the just completed year. The effect of this reconciliation payment is that Tenant will pay during the term of this Lease its share of Basic Cost increases over the initial Basic Cost.

         5.07. TENANT'S PROPORTIONATE SHARE OF BASIC COST. All increases in Basic Cost shall be paid by Tenant in the proportion which Tenant's Net Rentable Area bears to ninety-five percent (95%) of the total Net Rentable Area in the Building or to the total Net Rentable Area leased in the Building (if such total is greater than ninety-five percent (95%) of the total Building area). Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not substantially occupied during any year of the lease term, an adjustment shall be made in computing the Basic Cost for such year so that the Basic Cost shall be computed for such year as though the Building had been substantially occupied during such year. The Building shall be deemed substantially occupied if ninety-five (95%) percent of the total Net Rentable Area is leased.

         5.08. AUDIT. Tenant at its expense shall have the right at all reasonable times and within one hundred twenty (120) days from the receipt of Landlord's statement of Actual Basic Cost for any immediately preceding year to audit Landlord's books and records relating to this Lease for such year for which additional rental payments become due; or, at Landlord's sole

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discretion, Landlord will provide such audit prepared by a national certified public accountant. Pending resolution by agreement, Tenant shall make any payment due as shown by Landlord's accounting without prejudice to Tenant's position.

         5.09. OPERATING COST CREDIT/DEBIT. Except as otherwise set forth above, to the extent that the operating costs of the Building are reduced as a result of Tenant's use of the Leased Premises for special or unusual purposes, such operating cost savings shall be passed on to Tenant to offset its pro rata share of increases in such operating costs. Conversely, should it be determined that the operating costs of the Building are increased as a result of Tenant's use of the Leased Premises for special or unusual purposes, such operating cost increases shall be paid for by Tenant.

         5.10. BASIC COST DEFINED. The term "Basic Cost" means all annual operating expenses of the Building, adjacent parking garage serving the Building (hereinafter called "Building Parking Garage") access roads, easements, truck docks and grounds serving the Building and Building Parking Garage (hereinafter called "Building Grounds") (hereinafter collectively called the "Complex") computed on the accrual basis, determined in accordance with generally accepted accounting principles consistently applied, and shall consist of all expenditures to maintain all facilities in the operation of the Complex and such facilities in subsequent years as may be necessary or desirable in the operation of the Complex. The term "operating expenses" shall mean all expenses, costs and disbursements (but not replacement of capital investment items, except as stated in Section 5.10.9 below, or specific utility costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall reasonably pay or become obligated to pay in connection with, and in the ordinary course of, the ownership and operation of the Complex, including but not limited to, the following:

               5.10.1. All taxes and assessments and other governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises and/or the Complex or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Complex or its operation, excluding, however, federal and state taxes on income, ad valorem taxes paid by Tenant or other tenants, exclusive of the building management office, in the Building for personal property and on the value of the Leasehold improvements in the Leased Premises, or the premises of other tenants, exclusive of the building management office, in the Building, to the extent that same exceed the standard allowances for "building standard" items as set forth in Exhibit "B". It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements in excess of "building standard";

               5.10.2. Cost (net of any insurance recoveries and/or monies received by other tenants, entities or persons) of repairs and general maintenance;

               5.10.3. Cost of all utilities, including without limitation, power, heating, lighting, air conditioning and ventilating the Complex (excluding those costs billed to specific tenants and fuel adjustment costs provided for in Section 5.11);

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               5.10.4. Cost of all maintenance and service agreements including, but not limited to, alarm and security related services, landscape maintenance, window cleaning and elevator maintenance;

               5.10.5. Cost of all insurance relating to the Complex, including, but not limited to, premiums for casualty, liability and rental value insurance applicable to the Complex and Landlord's personal property used in connection with the operation and maintenance of the Complex;

               5.10.6. Wages and salaries of all employees (but not Landlord's off-site executives) directly engaged in operating and maintenance, or security, of the Complex, personnel who may provide traffic control relating to ingress and egress to and from the Building Parking Garage to the adjacent public streets, including such expenses of Landlord's employees so engaged, charged directly to the Complex. All social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of worker's compensation, disability, hospitalization and worker's compensation insurance and pension retirement benefits, vacation and all other employee benefits and payroll burden relating to employees providing these services shall be included;

               5.10.7. Management fees relating to the management of the Complex, which shall be three percent (3%) of the total gross income of the Complex;

               5.10.8. Cost of all supplies, materials, tools and equipment (excluding capital investment items set forth below) used in operation, maintenance and normal repair of the Complex;

               5.10.9. Amortization of the cost of capital investment items and of the installation thereof which are primarily for the purpose of saving energy or reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Complex;

               5.10.10. Costs incurred in compliance with new, revised or newly interpreted federal, local or state laws or municipal ordinances or codes or regulations promulgated under any of the same; and

               5.10.11. All accounting costs, including without limitations, Landlord's central accounting costs, and legal expenses (other than lease/loan negotiations or matters against tenants) applicable to the Complex.

         5.11. FUEL ADJUSTMENT. If there is presently in effect or hereafter adopted any nature of fuel adjustment, notwithstanding anything in this Lease Agreement to the contrary, Tenant covenants and agrees to pay to Landlord, upon delivery of written notice in the manner

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provided in Section 19.01 hereinbelow, as additional rent, on the first day of each calendar month, for each and every month in the term of this Lease, in lawful money of the United States of America, an amount equal to Tenant's pro rata share of all fuel adjustment costs charged by any private, public or municipal corporation furnishing utilities to the Building for the preceding month. Tenant's pro rata share of such fuel adjustment costs shall be a fraction of the total of such costs, the numerator of which shall be the Net Rentable Area of the Leased Premises and the denominator of which shall be the total Net Rentable Area of the Building.

5.12. RENT SALES TAX. If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents received by Landlord (herein referred to as "Rent Sales Tax"), then, in addition to all rent and other payments to be made by Tenant as provided above, Tenant will, upon delivery of written notice in the manner provided in Section 19.01 hereinbelow, also pay Landlord, contemporaneously with its payment to Landlord of rent, a sum equal to the amount of such Rent Sales Tax. In the event that the taxing jurisdiction notifies Landlord that the Rent Sales Tax is due with respect to any other sum paid by Tenant hereunder, then Tenant shall, be required to pay Landlord a sum equal to the Rent Sales Tax or such other charges contemporaneously with the payment thereof.

In the event that Tenant fails to pay Landlord the Rent Sales Tax at the time required in accordance with the preceding provisions, such failure may be treated by Landlord as an Event of Default, as defined in Article 17 hereinbelow, by Tenant in the payment of rent due and owing hereunder, and Landlord shall be entitled to tile remedies to cure such Event of Default, as set forth in Article 17 hereinbelow. The term "Rent Sales Tax" shall not include any federal or state taxes on income applicable to Landlord.

         5.13. GENERAL. Nothing contained in this Article 5, shall be construed at any time so as to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Article 4 of this Lease.

                                    ARTICLE 6

                                OCCUPANCY AND USE

         6.01. USE OF PREMISES. The Leased Premises shall be occupied and used by Tenant solely for the purpose of general business offices, including all support facilities legally permitted by the Building Code of the City of Houston; and such facilities shall be consistent with the quality, character and general utility of the Complex. Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the building; or keep any substance or carry on or permit any operation which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay

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such increase promptly upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith.

         6.02. COMPLIANCE WITH LAW. Tenant shall comply with all laws, ordinances, rules and regulations (federal, state, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises. Such reasonable rules and regulations applying to all tenants in the Building as may be adopted by Landlord for the safety, care and cleanliness of, and preservation of good order in, the Leased Premises and the Complex are hereby made a part hereof as Exhibit "C", initialed for identification by both parties, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner. All changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

         6.03. SIGNS. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and adjacent to the access door or doors to the Leased Premises, as described in Section 7.08.

         6.04. ACCESS BY LANDLORD. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord to Tenant hereunder, to show the Leased Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door(s) in an emergency without liability therefor.

         6.05. NUISANCE; WASTE. Tenant shall conduct its business and control its agents, employees, invitees and guests in such a manner as not to create any nuisance, or to interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building. Tenant shall not commit or allow waste to be committed on the Leased Premises, or any portion thereof. Landlord shall use reasonable efforts to obtain a similar covenant from the other tenants in the Building.

         6.06. QUIET POSSESSION. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Leased Premises for the entire term of the Lease, subject to all of the provisions of the Lease, any underlying leases or mortgages, all applicable laws and other governmental and legal requirements.

         6.07. SURRENDER OF LEASED PREMISES. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to reenter tile Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises and all keys to the Leased Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in good order, condition and repair, except for ordinary wear and tear; provided that at Landlord's written request Tenant shall remove at its expense improvements to the Leased Premises such as special wall coverings and flooring which have become a part of and otherwise would have remained with the Leased Premises. Tenant shall, at its expense, promptly repair any damage caused by removal of any other improvements requested by Landlord as aforesaid, and shall restore the Leased Premises to SUBSTANTIALLY the condition existing prior to the installation of the items removed. If Tenant fails to surrender the Leased Premises in the condition aforesaid, then Landlord may restore the Leased Premises to such a condition at Tenant's expense. Upon the expiration or earlier termination of the Lease, Tenant will, at the option of Landlord, execute a "Release of Lease" and "Waiver of Claim", in recordable form, containing Tenant's release of all its interest in the Leased Premises.

         6.08. HOLDING OVER. In the event of holding over by Tenant, or any party claiming under Tenant, after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay to Landlord one hundred fifty percent (150(degree)/") of the then prevailing market rent applicable to the Leased Premises for the entire holdover period. No holding over by Tenant after the term of this Lease shall operate to extend the Lease; in the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other Tenant to whom Landlord may have leased all or any part of the Leased Premises covered hereby effective upon the termination of this Lease. Such possession shall be an unlawful detainer, and no tenancy or interest shall result from such possession, however, Tenant shall abide by all other terms and obligations of this Lease during such holdover period.

                                    ARTICLE 7

                             UTILITIES AND SERVICES

         7.01. GENERAL. Subject to the rules and regulations herein referred to, and provided Tenant is not in default hereunder, Landlord shall furnish Tenant, at Landlord's expense, certain services during the term of the Lease, as set forth in this Article 7.

         7.02. PUBLIC UTILITIES. Landlord shall use its best efforts and all reasonable diligence to cause public utilities to furnish the electricity, gas and water utilized in operating any and all facilities serving the Leased Premises and the Building as well as the Building Parking Garage.

         7.03. SECURITY. Landlord shall contract with a reputable security service to provide (as part of the Basic Cost of the Complex) security to the Building and Building Parking Garage during weekends and after normal working hours during the week. Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for and shall be indemnified by Tenant against any liability or loss to Tenant, its agents, employees and visitors arising out of, losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Leased Premises.

         7.04. WATER, HEATING AND AIR CONDITIONING, JANITOR SERVICE AND ELECTRICAL. Landlord shall furnish (as part of the Basic Cost of the Building) Tenant while occupying the Leased Premises:

               7.04.1. Hot and cold water at those points of supply provided for general use of other tenants in the Building and at Tenant's above "building standard" plumbing points as they exist at the date of execution of this Lease, and cold water only at base building chilled water risers which may be tapped into at Tenant's expense or to the extent of Tenant's use of the Allowance; automatic passenger elevator service for access to and egress from the Leased Premises twenty-four (24) hours a day, seven (7) days a week; freight elevator service in common with other tenants, during reasonable business hours as prescribed by Landlord, and by prior appointment on Saturdays, Sundays and holidays, central heat and air conditioning in season from 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 noon on Saturday, holidays excepted, at such temperatures and in such amounts as are reasonably required for the comfortable use and occupancy of the Leased Premises by Tenant, but in no event less than standard for similar first class office buildings in the immediate vicinity of the Building, but such service at times during week clays other than normal business hours for the Building, on Saturday afternoons, Sundays and holidays to be furnished only upon the advance request of Tenant, who shall bear the cost thereof in accordance with the provisions of Section 7.04.2 below; and routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent standard in similar first class office buildings.

               7.04.2. In the event that Tenant desires air conditioning or heating at any time or times other than as specified in Section 7.04.1 above, Tenant shall be charged for such air conditioning or heating furnished by Landlord during such periods at Landlord's then standard hourly rate applicable during the periods when such services are furnished. Such rate may be changed by Landlord at any time and from time to time during the term of the Lease. In no event, however, shall the charge to Tenant for overtime HVAC operation exceed the prevailing hourly rate charged from time to time to other tenants in the Building.

               7.04.3. Janitor service on a five (5) day week basis at no extra charge; provided, however, if Tenant's floor covering or other improvements are other than "building standard", Tenant shall pay the additional cleaning cost attributable thereto as additional rent. Tenant shall pay said additional rent upon presentation of a statement therefor by Landlord, and Tenant's failure to pay shall constitute default hereunder.

               7.04.4. Electrical facilities to furnish sufficient power for "building standard" lighting, typewriters, personal computers, voice writers, calculating machines, photocopying and communications equipment and facilities, and other machines of similar low electrical consumption (total consumption not to exceed
         2.5 watts per square foot of

         Net Rentable Area, not including "building standard" lighting), but not including electricity required for electronic data processing equipment, special lighting in excess of "building standard", and any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase, and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system then the additional air conditioning installation and operating costs will be the obligation of Tenant. Tenant shall pay the costs of installing and maintaining any separate electrical circuits which may be required in connection with Tenant's use of the Leased Premises and all costs of furnishing electricity in excess of the usage described above, all upon the receipt of Landlord's invoice therefor.

               7.04.5. Notwithstanding any other term or provision hereof, Tenant shall pay to Landlord monthly, as billed, such charges as may be separately metered or as Landlord's engineer may compute for any electric, chilled water, air conditioning or heating service utilized by Tenant for computers, data processing equipment or other electrical equipment (except typewriters, dictating equipment, adding machines and desktop calculators) or extra lighting or other electrical such service not standard for the Building.

               7.04.6. All "building standard" fluorescent bulb replacement in all areas and all incandescent and/or fluorescent bulb replacement in public areas, toilet and rest room areas and stairwells.

         7.05. SERVICE INTERRUPTION. Failure by Landlord to any extent to furnish the services described herein, or any cessation thereof, resulting from causes beyond the reasonable control of Landlord shall not constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent) or grant Tenant any right of set off or recoupment. In the event of any equipment or machinery breakdown, however, Landlord shall use its best reasonable efforts and due diligence to cause such services to be restored. Landlord shall use its best reasonable efforts and due diligence to restore any failure or defect in the supply or character of services furnished or to be furnished by Landlord under this Article 7, but landlord shall not otherwise be responsible or liable to Tenant for any such failure or defect. If any such failure or defect (except as to defects caused by events described in Section
3.5 or Article 11) renders all or any portion of the Leased Premises unsuitable for the conduct of Tenant's business therefrom, and Tenant temporarily discontinues its business operations therein for a period of at least three (3) consecutive business days (exclusive of Saturdays, Sundays, and holidays) after Landlord receives written notice thereof, then Base Rental shall abate for the portion of the Leased Premises as is so rendered unsuitable for the duration (after the expiration of said three (3) day period) of such unsuitability, and if the Leased Premises is rendered unsuitable and Tenant discontinues its business operations therein for a period of more than thirty (30) consecutive business days, subject to extension due to FORCE MAJEURE (but in no event longer than sixty (60) days), during which Landlord has failed on a continual basis to provide any one or more of these services, and has failed to commence to repair or reinstall these services with due diligence, and such repair or reinstallation efforts have not been maintained with continuity, then Tenant, at its option, within five (5) days subsequent to the last day of such period, may cancel this Lease upon written notice to Landlord. Subject to Tenant's foregoing rights of abatement of Base Rental and of termination, Landlord shall not otherwise be liable to Tenant for any such failure or default or defect in the supplying of, or the character of, services to be furnished by Landlord under this Article 7, and such shall not be construed as an eviction of Tenant nor shall such entitled Tenant to any damages from Landlord, nor shall Landlord be in breach or default under this Lease. Subject to Tenant's foregoing rights of abatement and termination, Tenant hereby waives and disclaims, and agrees not to claim or assert all present and future rights to apply any rent or additional rent against any obligations of Landlord, howsoever incurred, or to assert that any such obligation of Landlord entitles Tenant to any counterclaim or any reduction, abatement, offset, or refund of rent or additional rent. Tenant agrees to notify Landlord promptly of any interruption in Building Services.

         7.06. ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including, but without limitation, air conditioning, electric current and water, provided by Landlord by reason of any substantial use of the Leased Premises at any time other than the hours set forth in this Article 7, or for any use beyond what Landlord agrees herein to furnish or because of special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computers and/or other equipment or uses.

         7.07. KEYS AND LOCKS. Landlord shall furnish Tenant, free of charge, twenty-seven (27) keys for the corridor door entering the Leased Premises; additional keys, locksets, replacement locksets, and/or cylinders shall be furnished at a charge by Landlord equal to its cost plus fifteen percent (15%) on an order signed by Tenant or Tenant's authorized representative. All keys shall remain the property of the Landlord. No additional locks shall be allowed on any door of Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord.

Upon termination of this Lease, Tenant shall surrender to Landlord all keys of the Leased Premises and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Leased Premises.

         7.08. DIRECTORY BOARD/GRAPHICS. Landlord shall provide and install, Tenant's expense, all letters or numerals on Tenant's primary entry door in the Leased Premises; all such letters and numerals shall be in "building standard" graphics, and no others shall be used or permitted on the Leased Premises, without Landlord's prior written consent. Landlord also agrees to provide and install, at Tenant's expense, a listing on the Building directory board, if any. Tenant shall not place on or in the Leased Premises any signs which are visible from outside the Building.

         7.09. TENANT'S COMPLIANCE. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any excess costs as described above upon demand by Landlord shall constitute a breach of obligation to pay Rent under this Lease and shall entitle the Landlord to the rights herein- granted for such breach.

         7.10. MODIFICATIONS. Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and service as may be required by law or may become common in Class A office buildings in Houston, Texas.

                                    ARTICLE 8

                             REPAIR AND MAINTENANCE

         8.01. REPAIRS AND MAINTENANCE BY LANDLORD. Landlord shall, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, outside walls, common areas, roof, and equipment used to provide the services referred to in Article 7 of this Lease unless any such damage is caused by acts or omissions of Tenant, its agents, customers, employees, invitees or guests, in which event Tenant will bear the cost of such repairs, unless covered bI insurance. Tenant will promptly give Landlord written notice of any damages to the Leased Premises requiring repair by Landlord, as aforesaid.

         8.02. LANDLORD'S OPTION TO REPAIR. Unless otherwise stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required for normal maintenance operations, or resulting from matters which are Landlord's obligation. The obligation of Landlord to maintain and repair the Leased Premises shall be limited to "building standard" items. Non "building standard" leasehold improvements will, at Tenant's written request, be maintained by Landlord at Landlord's cost, plus an additional charge, to cover overhead (of fifteen percent (15%) of Landlord's cost thereof), which total cost shall be billed to and paid by Tenant.

         8.03. REPAIRS AND MAINTENANCE BY TENANT. Unless covered by insurance, Tenant shall, at its own cost and expense, repair or replace any damage or injury done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, or visitors; provided however, if Tenant fails to make such repairs or replacement promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof, plus an additional charge of fifteen percent (15%) to cover Landlord's overhead, to the Landlord on demand. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up said Leased Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear excepted, and upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Leased Premises.

                                    ARTICLE 9

                             ADDITIONS AND FIXTURES

         9.01. CHANGES BY TENANT. Tenant will make no alteration, change, improvement repair, replacement or addition to the Leased Premises which involves electrical, heating, air conditioning, or plumbing work or which alters the appearance or structural integrity of the building without the prior written approval of Landlord. Approval by Landlord shall not be unreasonably withheld, however, approval or rejection shall be based, in Landlord's sole discretion, on the general quality and utility of the work requested as compared with that quality and utility of the Building. All work by Tenant shall be at Tenant's expense, but by workmen of Landlord or by workmen and contractors reasonably approved in advance, in writing, by Landlord and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord. In the event that Landlord reasonably withholds any such consent, such withholding shall not constitute an Event of Default under the terms of this Lease.

         9.02. CONTRACTORS. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant's contractors, laborers, materialmen and others furnishing labor for materials for Tenant's job working in harmony and not interfering with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and, if at any time such entry and work by one or more persons furnishing labor or materials for Tenant's work shall result in disharmony or interference with Landlord's work, the consent granted by Landlord to Tenant may be withdrawn upon twenty-four (24) hours' written notice to Tenant.

         9.03. REMOVAL. Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not permanently attached to the Building provided: (i) such removal is made prior to the expiration or earlier termination of the term of this Lease; (ii) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering), and any other articles permanently attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to the expiration or earlier termination of the Lease, remove any and all alterations, additions, fixtures, Premises without the written approval of Landlord, and will repair any damage caused by such removal.

         9.04. CHANGES BY LANDLORD. Landlord shall have the right at any time to reasonably change the arrangement, location and/or size of public entrances or passageways, doors, doorways, and corridors, toilets or other public parts of the Building, and, upon giving Tenant reasonable notice thereof, to change the name or number (but in the case of the numerical street address, only as shall be required by the United States Post Office) by which the Building is commonly known.

                                   ARTICLE 10

                                     PARKING

         10.01. BASIC PROVISIONS. Tenant shall at all times during the terms of this Lease, lease parking rights for at least twenty-seven (27) vehicles in the Building Parking Garage, to include five (5) reserved parking spaces (two (2) reserved spaces to be located on the first floor, and three (3) to be located on the second floor of the Building Parking Garage). No specific spaces in the Building Parking Garage are to be assigned to Tenant, except in the case of reserved parking spaces, but Landlord will issue to Tenant the aforesaid number of parking stickers or tags, each of which will authorize parking in the Building Parking Garage of a vehicle on which the sticker or tag is displayed, or Landlord will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Building Parking Garage. Landlord may designate the area within which each such car may be parked, and Landlord may change such designations from time to time. Landlord may make, modify and enforce rules and regulations relating to the parking of vehicles in the Building Parking Garage, and Tenant will abide by such rules and regulations. The rules and regulations in effect as of the date of this Lease are attached hereto as a part of Exhibit "C" and initialed for identification by both parties. Subject to the other terms hereof, Landlord may operate or sublease operation of the garage.

         10.02. PARKING CHARGES. As the charge for parking (hereinafter called the "Basic Parking Charge"), Tenant covenants and agrees to pay Landlord during the term of this Lease, as additional rental hereunder, the sum of TWENTY-FIVE AND NO/100 DOLLARS ($25.00) per month for each of the parking stickers to be issued by Landlord as herein provided, (except for reserved parking for which Tenant shall pay SEVENTY-FIVE AND NO/100 DOLLARS ($75.00) per month), such sum to be payable monthly in advance on the first day of each and every calendar month during the term of this Lease, and a pro rata portion of such sum shall be payable for the first partial calendar month in the event the term of this Lease commences on a date other than the first calendar month. The Basic Parking Charge may be adjusted annually to market value by the Landlord. Tenant's obligations to pay the Basic Parking Charge shall be considered an obligation to pay rental due hereunder for all purposes hereunder and shall be secured in like manner as in Tenant's obligations to pay rental due hereunder. Default in payment of such Basic Parking Charge shall be deemed a default in payment of rental due hereunder.

         10.03. PARKING INFORMATION. Tenant shall provide to Landlord, within five (5) days of written request by Landlord, license numbers and other information requested for all Tenant's vehicles parking in the Building Parking Garage, and shall notify Landlord immediately of any change in such information. Landlord and Tenant hereby vehicles operated by Tenant or Tenant's employees or guest shall be parked on the premises other than in the Building Parking Garage.

                                   ARTICLE 11

                             FIRE AND OTHER CASUALTY

         11.01. In the event of a fire or other casualty in the Leased Premises or the Building Tenant shall immediately give notice hereof to Landlord, and, subject to the other terms an conditions hereof, Landlord shall use its best reasonable efforts to cause the repairs to be made with due diligence and reasonable dispatch, provided, however, that Landlord shall not be required to repair or replace furnishings, furniture, or other personal property which Tenant may be entitled to remove from the Leased Premises or any property improvement constructed and installed by or for Tenant in excess of "building standard" as shown on/ Exhibit "B" attached hereto. If the Leased Premises, or any portion thereof, through no/ willful misconduct of Tenant, its agents, employee or visitors, shall be partially destroyed r by fire or other casualty so as to render the Leased Premises, or any portion thereof untenantable, the rental herein shall proportionately abate thereafter until such time as the Leased Premises, or any portion thereof, are made tenantable. If Landlord has elected t repair and reconstruct the Leased Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, strikes, acts of God, war or other conditions beyond Landlord's reasonable control, provided, however, that Landlord shall use its best efforts to not interfere with Tenant's use and occupancy of the portion of the Leased Premises not destroyed or damaged. No damages, compensation, or claims shall be payable by Landlord for any inconvenience, loss of business, or annoyance arising from such repair and reconstruction. Tenant and Landlord agree that the term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction.

         11.02. In the event such destruction results in one half (1/2) or more of the Leased Premises being untenantable for a period, reasonably estimated by a responsible contractor selected by Landlord, to be one hundred twenty (120) days or longer after the loss, Landlord shall so notify Tenant promptly in writing and then either Landlord or Tenant may cancel this Lease by delivering written notice thereof to the other party.

         11.03. In the event the Leased Premises, the Building or Parking Garage shall be so damaged that Landlord shall decide not to rebuild to the same or substantially the same condition as immediately prior to such fire or other casualty, then all rent owed up to the time of such destruction or termination, as set forth in Section 11.02, shall be paid by Tenant and thenceforth this Lease shall cease and come to an end. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rent (unaccrued as of the date of damage or destruction), if any, less any sum then owing Landlord by Tenant. However, subject to the rights of Landlord's mortgagee and insurance provisions, Landlord agrees that it will rebuild or repair if the work can be completed within one hundred twenty
(120) days.

         11.04. WAIVER. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Leased Premises, the Building or the Parking Garage, and (b) such party is then covered (or is required under this Lease to be covered) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following receipt of written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect). Landlord and Tenant shall use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and shall immediately notify the other of any failure to obtain or maintain the same.

                                   ARTICLE 12

                                    INSURANCE

         12.01. LANDLORD'S INSURANCE. Landlord shall, at its sole cost and expense, maintain fire and extended coverage insurance on the Building, excluding any improvements constructed by tenants, including "building standard" leasehold improvements, in such amounts and with such deductibles as desired by Landlord or as may be required by Landlord's mortgagee. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or Landlord's mortgagee may reasonably determine desirable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, payments for losses thereunder shall be made solely to Landlord, subject to the rights of the holder of any first lien mortgage or deed of trust which may now or hereafter encumber the Building or Parking Garage.

         12.02. TENANT'S INSURANCE. Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on its non "building standard" leasehold improvements and all additions and improvements made by Tenant. Tenant shall also maintain, at its sole cost and expense, comprehensive general liability insurance, including contractual liability insurance, issued by and binding upon some solvent insurance company approved in writing by Landlord, with limits of liability of at least $2,000,000 with respect to death of or injuries to one or more persons and at least $2,000,000 with respect to loss of or damage to property. Tenant shall cause Landlord to be named as an additional insured under such policies and shall furnish Landlord with certificates of insurance. Such policies of insurance shall contain an endorsement that such policies cannot be amended or modified as to Landlord without fifteen (15) days prior written notice.

         12.03. LEGAL USE AND VIOLATION OF INSURANCE COVERAGE. Subject to the provisions of Article 6, Tenant shall not occupy or use or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance coverage on said Building, the Parking Garage and/or their contents. In addition to Landlord's other rights and remedies, in the event of a breach by Tenant under this Section 12.03, Tenant shall reimburse Landlord upon demand for any increased insurance premiums resulting from such breach. In determining whether increased premiums are a result of Tenant's use of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building or the leasehold improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Leased Premises. In addition, in the event of a breach by Tenant under this Section 12.03, without notice or demand, Landlord may enter upon the Leased Premises and attempt to remedy such condition, in which event

Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises, resulting from such entry.

                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

         13.01. LANDLORD'S OPTION. Except with respect to assignments or subleases to affiliates (which will utilize the Leased Premises for the same permitted purpose), which Tenant may do without approval, in the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises, Tenant shall give Landlord written notice of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment, sublease, mortgage, pledge, hypothecation, concession or license. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant for the term of such assignment or sublease, in which event Tenant will be relieved of all further obligation hereunder as to such space, or (2) to permit Tenant to assign or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord; if however, the rental rate agreed upon between Tenant and sublessee is greater than the rental rate that Tenant must pay Landlord, then fifty percent (50%) of such excess rental received, less any portion of the excess rental thereof for any reasonable costs directly associated with securing the sublessee or assignee, shall be deemed additional rent owed by Tenant to Landlord and shall be paid by Tenant to Landlord in the same manner that Tenant pays the Base Rental as outlined in Article 4, or (3) to refuse to consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises, if such action complies with
Section 13.02. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (2) above. If Landlord elects to exercise option (2) above, Tenant agrees to provide, at Tenant's expense, direct access from such sublet space to a public corridor of the Building.

         13.02. CONDITIONS FOR APPROVAL TO SUBLEASE. Landlord shall not unreasonably withhold or delay granting permission to an assignment of this Lease or to a sublease proposed by Tenant; provided, however, it is agreed that a withholding of said permission by Landlord to a proposed assignment or sublease shall be based on certain conditions which, in Landlord's good faith judgment, shall be deemed reasonable cause for withholding permission and shall not be deemed unreasonable. Approval by Landlord shall not be unreasonably withheld, provided:

          (1) The usage permitted thereunder would not conflict with the exclusive usage rights granted to any other Tenant in the Building;

          (2) The proposed assignee or sublessee is a respectable party and has sufficient financial net worth to perform its obligations under this Lease;

          (3) The occupancy by the proposed assignee or sublessee would not create unreasonable elevator loads or otherwise interfere with standard building operations;

          (4) The proposed assignee or sublessee would not use the Leased Premises for any use which would diminish the value or reputation or alter the first class character of the Building;

          (5) The rental rate to be charged to such assignee or sublessee is not less than the then current market rate for similar space leased for a similar term in the Building or like buildings in the same vicinity of the Building; and

          (6) Landlord shall be paid an administrative sublease fee for review and negotiation of proposed sublease documents, space plans, construction documents, and inspection, in the amount of one percent (1%) of the gross rental consideration for the term of the sublease.

         If the proposed assignment or sublease is to Tenant's parent company or a subsidiary of Tenant or its parent company, or any successor entity (as described in Section 13.03) and such company or subsidiary has sufficient financial net worth to perform its obligations under this Lease, the consent of Landlord shall not be required. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, and Tenant and Tenant's assignee or sublessee shall remain jointly and severally liable hereunder. Expansion options, renewal options, and preferential right to lease provisions, if applicable, shall not be assigned or subleased, other than to a successor entity as described herein. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Article 13 shall be void.

         13.03. CORPORATE CONDITIONS. If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, acquisition, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this instrument shall constitute an assignment to an affiliate for the purpose of this Lease, if such corporation shall have substantially tile same financial or greater net worth as Tenant If Tenant is a partnership, then any withdrawal or change of any of the general partners shall constitute an assignment for purposes of this Lease.

         13.04. EFFECT OF CONSENT. Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part), or in the event of the mortgage, pledge or hypothecation of the leasehold interest, or grant of any concession or license within the Leased Premises without the prior written permission of Landlord, or if the Leased Premises be occupied in whole or in part by anyone other than Tenant, without the prior written permission of Landlord, Landlord may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

         13.05. FEES. In any case where Landlord consents to any such assignment, sublease or other transaction, Landlord may require that Tenant pay Landlord a reasonable sum as attorneys' fees arising out of or incident to such transaction and that the sublessee or assignee pay Landlord a reasonable sum for Landlord's assistance in moving the sublessee or assignee in and out of Leased Premises and the Building, but Landlord shall not be obligated to provide such assistance.

                                   ARTICLE 14

                                  SUBORDINATION

         14.01. SUBORDINATION. This Lease is and shall be subject and subordinate at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the Building and Parking Garage and/or the land upon which the Building and Parking Garage are situated and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building and Parking Garage and/or land upon which the Building and Parking Garage are situated or on or against the Landlord's interest or estate therein, or on or against any ground or underlying lease, and to all renewals, modifications, consolidations, replacements and extensions of any such leases, mortgages or deeds of trust, without the necessity of having further instruments on the part of Tenant to effectuate such subordination; provided, however, that at tile option of any such lessor or mortgagee, this Lease shall be superior to the lease or mortgage of such lessor or mortgagee. This Lease is further subordinate to (a) all applicable ordinances of the city in which the Building is located, relating to easements, franchises, and other interest or rights upon, across, or appurtenant to the Building or Parking Garage or the land upon which the same are situated, and (b) all utility easements and agreements. Any person or entity, whether one or more, that owns such leases, mortgages or deeds of trust, net profit, partnership venture or equity interest in the Complex shall hereinafter be referred to as "Landlord's Mortgagee". Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such consent or further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver any such instrument or instruments for or in the name of Tenant. In the event of termination of any ground or underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, Tenant shall, upon demand, attorn to the lessor under said ground and underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, provided the beneficiary under any ground or underlying lease or any mortgage or deed of trust shall execute a noel-disturbance agreement in favor of Tenant, in which event this Lease shall not terminate and Tenant shall automatically be and become the tenant of said lessor under said ground or underlying lease or to said purchaser, whichever shall make demand thereof. In such event, such purchaser at a foreclosure sale or beneficiary under any ground or underlying lease shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, or (ii) any amendment or modification of the Lease without written consent of such trustee or such beneficiary or such successor in interest. The provisions of this Article 14 shall be selfoperative and shall require no further consent or agreement by Tenant.

                                   ARTICLE 15

                                 EMINENT DOMAIN

         15.01. SUBSTANTIAL AND/OR PARTIAL TAKING. If all or any part of the Leased Premises shall be taken by virtue of eminent domain or for any public or quasi-public use on purpose, this Lease and the estate hereby granted shall terminate on the date the condemning authority takes possession. If only a part of the Parking Garage or the Building (but not the Leased Premises) is taken, this Lease and the estate hereby granted shall, at the election of Landlord, either (1) terminate on the date the condemning authority takes possession by giving notice thereof to Tenant within thirty
(30) days after the date of such taking possession, or (2) continue in full force and effect as to the Leased Premises and the Base Rental shall be reduced (from and after the date of such taking of possession in the proportion that the number of square feet of Net Rentable Area contained in the Leased Premises so taken, if any, bears to the total number of square feet of Net Rentable Area contained in the Leased Premises immediately prior to such taking. If, as a result of such partial taking, the Leased Premises, a portion of the Building not including the Leased Premises, or the Parking Garage or access thereto, is affected in a manner that renders the Leased Premises untenantable or that substantially impairs Tenant's use of the Leased Premises or the Parking Garage, then Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within thirty
(30) days after the date condemning authority takes possession. Sale in lieu of condemnation to an authority having and asserting the power of eminent domain shall be a taking for purpose of this Lease.

         15.02. AWARDS. Landlord shall be entitled to the whole of any and all awards which may be paid or made in connection with any taking as described in Section 15.01 above, and Tenant shall not be entitled to any of such awards, Tenant hereby expressly assigning to Landlord any and all right, title, and interest of Tenant now or hereafter arising in and to any such awards, except to the extent that such awards specifically allocate a portion of unamortized non "building standard" leasehold improvements or to Tenant's fixtures or equipment.

         15.03. TEMPORARY TALKING. Any temporary taking for a period of six
(6) months or longer shall be treated in the same manner as provided for in Sections 15.01 and 15.02 above. In the event of any temporary taking of less than six (6) months, all Base Rental shall be reduced or abated in proportion to the interference with Tenant's enjoyment of the Leased Premises, Landlord shall be entitled to all awards (except for use of or damage to Tenant's tangible property and/or to the extent that the award is stipulated to be for Tenant's unamortized, non "building standard" leasehold improvements), Tenant shall have no liability with respect to the acts or omissions or the taking authority or for the performance of any of Tenant's obligations hereunder that Tenant is unable to perform, and otherwise this Lease shall continue in full force and effect.

                                   ARTICLE 16

                                  LIEN FOR RENT

         16.01. INTENTIONALLY OMITTED.

                                   ARTICLE 17

                                     DEFAULT

         17.01. DEFAULT BY TENANT. Each of the following acts or omissions of Tenant, or occurrences shall constitute an "Event of Default":

          (1) Failure or refusal by Tenant to timely pay rent or other payments hereunder, if such failure or refusal continues for more than five (5) days after written notice thereof is provided by Landlord; provided, however, Landlord shall not be required to provide notice of late payment of rent (Base Rent and/or Additional Rent) to Tenant more than two (2) times during any Lease Year. In addition, Landlord shall have no duty to invoice Tenant for rent payments due hereunder;

          (2) Failure to perform or observe any other covenant or condition of this Lease by Tenant, upon the expiration of a period of thirty (30) days following written notice to Tenant of such failure;

          (3) Tenant shall vacate or abandon the Leased Premises, or any significant portion thereof, without payment of rent, or Tenant shall fail to take possession of the Leased Premises when Landlord notifies Tenant that the same are ready for occupancy;

          (4) The filing or execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Tenant; or petition or answer seeking relief under any provision of the Bankruptcy Act; or an assignment for the beneft of creditors or composition; or a petition or other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property or a proceeding by any governmental authority for the dissolution or liquidation of Tenant;

          (5) Failure to peacefully surrender the Leased Premises on expiration or termination of this Lease;

          (6) The occurrence of any other event herein provided to be an Event of Default.

         17.02. REMEDIES. Upon the occurrence of any Event of Default, as enumerated above, Landlord may, at Landlord's option, in addition to any other remedy or right given hereunder or by law or equity do any one or more of the following:

           (1) Terminate this Lease, in which event, Tenant shall immediately surrender possession of the Leased Premises to Landlord; '

          (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease;

          (3) Alter locks and other security devices at the Leased Premises.

         17.03. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devises are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any additional notice or legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         17.04. In the event Landlord elects to terminate this Lease by reason of an Event of Default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the Building Office, located at 5151 San Felipe, Houston, Texas, the sum of all rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rent reserved hereunder for the remaining portion of the term of the Lease (had such term not been terminated by Landlord prior to the date of expiration stated in Section 2.01), less the then present value of the then fair rental value of the Leased Premises for such period; the undersigned parties here stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the rent reserved for such period. For purposes of determining present value under this Section 17.04, a discount rate of six percent (6%) shall be used.

         17.05. In the event that Landlord elects to repossess the Leased Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the Building office, located at 5151 San Felipe, Houston, Texas, the sum of all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Tenant to Landlord during the remainder of the term of this Lease until the date of expiration of the term as stated in Section 2.01, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Section 17.06). In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the rent herein reserved. Actions to collect amounts due Landlord by Tenant as provided in this Section 17.05 may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the term of this Lease. If Landlord elects to terminate Tenant's right to possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease, whereupon the foregoing provisions with respect to termination of this Lease will thereafter apply.

         17.06. In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at the Building office, located at 5151 San Felipe, Houston, Texas, in addition to any sum provided to be paid above: customary broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenant's or other property of any other occupant of the Leased Premises; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rent and other past due payments shall bear interest from maturity at the maximum lawful rate per annum until paid.

         17.07. In the event of termination of repossession of the Leased Premises for an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting, except as provided by law; and, in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

         17.08. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action. Landlord shall not be liable for any damages suffered by Tenant from such action whether caused by negligence of Landlord or otherwise.

         17.09. DEFAULT BY LANDLORD. In the event of any default by Landlord, Tenant's exclusive remedy (except in the case of emergency, Tenant may take reasonable actions to prevent further damage to its property) shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty
(30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and all such obligations shall be binding upon Landlord only during the period of its possession of the Building and not thereafter. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

         17.10. The term "Landlord" shall mean only the owner or owner's authorized agent, from time to time, of the Complex. Landlord and/or such owner shall have the right to transfer, assign or convey, in whole or in part, all its rights and obligations hereunder and in the Complex and property referred to herein, and in the event of the transfer by Landlord and owner of its interest in the Complex, Landlord and owner shall thereupon be released and discharged from all covenants and obligations of the Landlord and such owner thereafter accruing, but such covenants and obligations shall be binding during the term of the Lease upon each new owner for the duration of such owner's ownership. All provisions of the Lease which limit or release liabilities or obligations of Landlord with respect to the Lease or the Complex, shall inure to the benefit of the owner from time to time of the Complex.

         17.11. INDEPENDENT OBLIGATIONS. The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant.

         17.12. REMEDIES CUMULATIVE. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

         17.13. NON-WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non action or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Nor shall any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or burden Landlord's right to insist upon strict performance of the terms of this Lease. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute acceptance of surrender of the Leased Premises.

                                   ARTICLE 18

                             LIABILITY AND INDEMNITY

         18.01. Tenant and Landlord agree to indemnify and/or hold each other harmless and each others respective agents, directors, officers, employees, invitees and contractors harmless from all claims, losses, costs, damages or expenses (including but not limited to attorney's fees) asserted by any person, including, without limitation, the indemnifying party's agents, directors, officers, employees, invitees and contractors, resulting or arising or alleged to arise from any and all injuries or death of any person or damage to any property caused by any act, omission, or neglect of the indemnifying party's directors, officers, employees, agents, invitees, contractors, customers or guests, which occurs during the term of this Lease in or about the Complex. Tenant agrees to use and occupy the Leased Premises and other facilities of the Complex at its own risk and hereby releases Landlord and/or Landlord's agents, directors, officers, employees, invitees and contractors from all claims for any damage or injury to the full extent permitted by law, except to the extent that same arises out of the gross negligence or willful acts or omissions of

Landlord. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord and/or Landlord's agents, directors, officers, employees, invitees and contractors for: any damage or loss of any kind; for direct damages, consequential damages, loss of profits, business interruption and for any damage to and/or theft of property, death or injury to persons from any cause including, but not limited to, acts of other tenants, vandalism, loss of trade secrets or other confidential information; any damage, loss or injury caused by defect in the Leased Premises, Building or the Complex, pipes, air conditioning, heating, plumbing or by water leakage of any kind from the roof, walls, windows, basement or other portion of the Leased Premises, Building, or the Complex; or caused by acts of God, electricity, wind, storm, gas, oil, fire or any cause whatsoever in, on or about the Leased Premises, Complex, or any part thereof. The term "injury", as used in this Lease, shall include, without limitation, mental pain, suffering and anguish.

         18.02. No party shall have any right or claim against Landlord, its directors, officers, employees, agents, contractors, customers, invitees and/or guests, for bodily injury (fatal or non-fatal) or property damage (whether caused by negligence or the condition of the Leased Premises, Building, or Complex) by way of subrogation or assignment, Tenant hereby waiving or relinquishing any such right, including without limitation any bodily injury or property damage caused by the gross negligence or willful acts or omissions of Landlord, its directors, officers, employees, agents, representatives, customers, invitees and/or guests.

         18.03. Tenant agrees that Landlord shall not be responsible or liable to Tenant, its directors, officers, employees, agents, representatives, customers, invitees, and/or guests, for bodily injury (fatal or non fatal) or property damage occasioned by the acts of omissions of any other tenant or such tenant's directors, officers, employees, agents, customers, invitees, and/or guests within the Building and/or the Complex.

         18.04. The provisions of this Article 18 shall apply to all activities of Tenant with respect to the Leased Premises or Complex, whether occurring before or after the Commencement Date and before or after the expiration or termination of this Lease. Tenant's obligations under this
Article 18 shall not be limited to the limits or coverage of insurance maintained or required to be maintained by Tenant under Article 12 of this Lease.

                                  ARTICLE 19

                                    NOTICE

         19.01. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, Return Receipt Requested and postage prepaid; if for Landlord, to the Building office, located at 5151 San Felipe, Houston, Texas 77056; or, if for Tenant, to the Leased Premises. Such addresses may be changed from time to time by either party giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand or when postmarked (if sent by mail).

         Prior to the commencement of this Lease, notice to Tenant shall be sent to:

       Name:                  Mr. Peter Badger
       Company:               Spires Financial, L.P.
       Address:               5847 San Felipe, Suite 4540
       City & State:          Houston, Texas   77057


                                   ARTICLE 20

                              LANDLORD'S MORTGAGEE

         20.01. NOTICE. If the Building and/or Leased Premises are at any time subject to a mortgage and/or mortgage and deed of trust or a net profit, partnership venture or other equity interest independent of, or in lieu of, a mortgage or deed of trust, then, in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee as defined in Section 14.01 and each Landlord's Mortgagee shall have the right (but no obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee, with the same effect as if such action had been taken by Landlord.

         20.02. CERTIFICATE. Tenant will, at such time or times as Landlord or Landlord's Mortgagee may reasonably request, sign a certificate stating: whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any defaults hereunder; and such other information and agreements as may be reasonably requested. Tenant hereby stipulates that it shall be reasonable for Landlord to request that the following agreements be made if requested by Landlord's Mortgagee: (a) that this Lease will not be modified, altered or amended in any way, without the prior written consent of Landlord's Mortgagee; (b) that Landlord and Tenant will not, without the prior written consent of Landlord's Mortgagee, agree to a cancellation of this Lease, nor will Tenant surrender its rights hereunder to Landlord (except in instances wherein the right to so do is expressly granted to Tenant under the other terms and provisions of this Lease); (c) that Landlord will not convey (or take any other action with respect to) Landlord's interest in the Leased Premises in a manner which would result in a merger of Landlord's estate in the Leased Premises with Tenant's leasehold under this Lease unless at the time of such conveyance Tenant assumes, in writing, any unpaid balance owing and to become owing to Landlord's Mortgagee which is secured by a collateral assignment of this Lease or security agreement; however, this does not prohibit an assignment of Landlord's interest in the Leased Premises to Tenant by assignment specifically made subject to this Lease and not having such merger effect; and (d) that Tenant will not prepay and Landlord will not accept prepayment of any installment or payment of rent more than thirty (30) days in advance of the due date thereof. In the event that Tenant should fail or refuse to sign a certificate in accordance with the provisions of this Article 20, within ten (10) days following the second written request by Landlord submitting one or more counterparts thereof to Tenant, then Landlord shall have the authority as Tenant's attorney-in-fact for such limited purpose to execute such certificate, it being stipulated by Landlord and Tenant that such power of attorney is coupled with an interest in Landlord and is, accordingly, irrevocable.

                                   ARTICLE 21

                              SUBSTITUTION OF SPACE

         21.01. INTENTIONALLY OMITTED.

                                   ARTICLE 22

                            MISCELLANEOUS PROVISIONS

         22.01. BROKER. Tenant and Landlord both warrant and represent that each has had no dealings with any third party real estate broker or agent in connection with the negotiation of this Lease, excepting only Marathon Holdings Corp., and that it knows of no other third party real estate broker(s) or agent(s) who is (are) or might be entitled to a commission in connection with this Lease. Tenant and Landlord each agree to indemnify and hold harmless the other from and against any liability or claim (including the costs of defending against and investigating such claims) arising in respect to any broker(s) not named herein who is (are) claiming by, through or under the indemnifying party. At such time as Tenant occupies the Leased Premises and commences rental payments, Landlord will pay to Marathon Holding Company a real estate brokerage commission equal to three percent (3%) of the Base Rental to become due during the primary term. In the event that Tenant exercises its expansion right pursuant to Section 24.01 hereof, or the right to extend the Lease, a commission, calculated as above provided for expansions, and calculated at two percent (2(degree)/a) of Base Rental due during an extension, will be due and payable from Landlord to Marathon I-folding Company. In the event Tenant fails to occupy the Leased Premises or fails to commence payment of Rent or fails to pay any Rent or additional Rent under the terms of the Lease or otherwise defaults under the Lease, Tenant shall reimburse Landlord an amount equal to a pro rata share of all brokerage commissions paid by Landlord by virtue of execution of this Lease and the Registration and Commission Agreement executed by and between broker and Landlord, or pursuant hereto. All sums which become payable by Tenant to Landlord hereunder shall be deemed additional rent for purposes of this Lease.

         22.02. NAME. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such names. This prohibition shall include, without limitation, the use of photographs, renderings or other similar reproductions of the Building, except on its brochures.

         22.03. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery by and between both Landlord and Tenant.

         22.04. TIME. Time is of the essence in this Lease and in each and all of the provisions hereof.

         22.05. CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation was authorized to do so.

         22.06. LIENS. Tenant shall keep the Leased Premises free from any liens arising out of the work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten
(10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid and all expenses incurred by Landlord in connection therewith shall create automatically an obligation of Tenant to pay to Landlord, as Rent, and on demand, an equivalent amount together with interest at the maximum lawful rate per annum from the date due until paid. No work which Landlord permits Tenant or its contractor to perform in the Leased Premises shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason or its consent to such work.

         22.07. INABILITY TO PERFORM. If, by reason of inability to obtain and utilize labor, materials, equipment, or supplies, or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency, or by reason of any laws, rules, orders, regulations, action, non-action, or requirements of any governmental authority now or hereafter in force, or by reason of strikes or riots, or by reason of accidents in, damage to, or the making of repairs, replacements, or improvements to the Building, the Parking Garages or the Leased Premises, or any of the equipment of either, or by the reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any obligation hereunder, then this Lease and the obligation of Tenant to pay the Rent or additional rent and to perform and comply with all of the other covenants and agreements hereunder shall in no way be affected or impaired, and such nonperformance or delay in performance by Landlord shall not constitute a breach or default by Landlord under this Lease nor give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise. Landlord shall exercise due diligence in undertaking to remedy such inability to perform or delay in performance with all reasonable dispatch, but shall not be required to adjust a labor dispute against its will.

         22.08. PUBLICITY. The parties hereto expressly agree that there shall be no press releases, publicity or public discussions of any kind whatsoever originated by the parties hereto, or any representatives thereof, concerning subject Lease transaction or the Building without the prior written consent of both Landlord and Tenant.

         22.09. CONSENT. In all cases where consent shall be required of either Tenant or Landlord pursuant to this Lease, the giving of such consent shall not be unreasonably withheld or delayed by the party from whom such consent is requested or required.

         22.10. MEMORANDUM OF LEASE. Upon the request of Landlord, Landlord and Tenant shall join in executing a recordable instrument setting forth the appropriate terms and conditions of the Lease, including with respect to any additional space leased by Tenant during the primary term of this Lease, plus any renewals thereof. However, without the prior written consent of Landlord, Tenant shall not record such memorandum or other instrument with respect to this Lease.

         22.11. LANDLORD'S LIABILITY. Tenant specifically agrees to look solely to the then current Landlord's interest in the Complex for the recovery of any judgment against Landlord relating to this Lease, it being agreed that Landlord shall never be personally liable for any such judgment beyond such matters; provided, however, that such shall not limit Tenant's right to injunctive or other relief that does not involve Landlord's payment of money to Tenant out of assets other than the then current Landlord's interest in the building.

         22.12. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be held invalid, void, illegal or unenforceable to any extent, the remainder of this Lease and application of the remaining provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         22.13. GOVERNING LAW. This Lease shall be governed by and construed pursuant to the laws of the State of Texas. All monetary and other obligations of Landlord and Tenant hereunder are performable in Houston, Harris County, Texas.

         22.14. NUMBER; GENDER; CAPTIONS, REFERENCES; HEADINGS. Pronouns, where used herein, of whatever gender, shall include natural persons, corporations, and associations of every kind and character, and the singular shall include the plural and vice versa where and as often as may be appropriate. Article and section headings under this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof', "hereby", "herein", or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

         22.15. SECURITY DEPOSIT. Concurrently with the execution hereof, Tenant has paid to Landlord the amount of Twelve Thousand Three Hundred Seventy-Eight and 33/100 Dollars ($12,378.33) to be held as a deposit to secure performance of Tenant's obligations hereunder. Upon the occurrence of any Event of Default, or upon the failure by Tenant to timely pay any sum it is obligated to pay hereunder, Landlord may, from time to time, without prejudice to any other remedy, and without prior notice to Tenant, apply all or part of the amount deposited to the curing of such Event of Default or the payment of such sum. Should Landlord so apply such deposit, Tenant shall immediately upon receipt of notice thereof deposit with Landlord a sufficient amount to bring Tenant's total deposit to the level stated in the first sentence of this Section 22.15. Upon termination or expiration of this Lease, the security deposit shall be returned to Tenant, to the extent that same is not then applied to curing of any Event of Default or to the payment of any sum owed by Tenant hereunder. Landlord may keep such security deposit in its bank account and commingle same with its other funds, and shall not be responsible for paying any interest thereon. The amount so deposited shall not be considered as an advance payment of rental hereunder, or as a measure of Landlord's damages in the event of any failure to perform on the part of Tenant.

         22.16. INSOLVENCY OR BANKRUPTCY. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, or insolvency, or reorganization proceeding.

                                   ARTICLE 23

                                ENTIRE AGREEMENT

         23.01. This instrument and any attached addenda or exhibits signed by the parties hereto constitutes the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous verbal promises or representations by Landlord or Tenant or any other party shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this instrument shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, but this provision shall in no way alter the restrictions herein in connection with assignment and subletting by Tenant.

                                   ARTICLE 24

                                RIGHT OF REFUSAL

         24.01. RIGHT OF REFUSAL. Subject to the options previously granted to other tenants, Tenant shall, at any time during the Lease term, have a subordinated right of refusal on the 2,805 SF NRA of space adjacent to Tenant's space on Level 13 as shown on Exhibit "A" attached hereto, such lease to expire in September 1999. At such time Landlord has a bonafide third party prospect to lease the 2,805 SF NRA on Level 13, Landlord shall give written notice to Tenant setting out the terms and conditions Landlord has offered to the third party prospect to lease the space, and Tenant shall have ten (10) days after receipt thereof within which to notify Landlord, also in writing, whether Tenant wishes to lease that portion of space on Level 13 at the same rate, terms and conditions as set out in Landlord's notice. In the event Tenant elects to lease such space, an amendment to the Lease shall be executed by Landlord and Tenant not later than fifteen (15) days after Landlord submits to Tenant copies of such amendment for execution purposes. If Tenant elects to lease such space pursuant to this right of refusal option, Tenant may not thereafter revoke such election. If there is no offer by a third party, Tenant shall have the right to add such space to its Leased Premises at the then market value.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement, consisting of the foregoing provisions and Article I through 24, inclusive, together with

Exhibits A through E incorporated herein by this reference, as of the day and year set forth on the first page of this Lease Agreement.

                                BARNHART INTEREST, INC.,
                                AS AGENT FOR SAGE PLAZA ONE LTD.
                                ("Landlord")

                                By:  /s/ L. Irvin Barnhart

                                    Name:  L. Irvin Barnhart
                                    Title:   Chairman of the Board

                                Date:        4 August 98

                                SPIRES FINANCIAL, L.P.
                                ("Tenant")

                                By:  /s/ Peter W. Badger

                                    Name:    Peter W. Badger
                                    Title:   President

                                Date:        August 3, 1998

                                   NOTARY PAGE

I.       TENANT

         THE STATE OF TEXAS          )
                                     )
         COUNTY OF HARRIS            )

         BEFORE ME, the undersigned, a Notary Public in and for said County
and State, on this day personally appeared               , known to me to be
the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of such corporation.

         SUBSCRIBED AND SWORN TO BEFORE ME on this the 3 day of August, 1998.

C. A. SMITH
Notary Public - State of Texas
My Commission Expires  July 29, 2001




II.      LANDLORD

         THE STATE OF TEXAS          )
                                     )
         COUNTY OF HARRIS            )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared L. IRVIN BARNHART, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of such corporation.

         SUBSCRIBED AND SWORN TO BEFORE me on this the 4th day of August, 1998.

DOROTHY KELM
Notary Public - State of Texas
Commission Expires 12-19-2000

                                   EXHIBIT "A"
                           TO LEASE AGREEMENT BETWEEN

                     BARNHART INTERESTS, INC., AS AGENT FOR
                        SAGE PLAZA ONE LTD. ("LANDLORD")

                                       AND

                        SPIRES FINANCIAL, L.P. ("TENANT")

                              DATED AUGUST 4, 1998

                            Floor plan to leased area

Level 13
Approximately 7,427 Square Feet of Net Rentable Area

                                   EXHIBIT "B"
                           TO LEASE AGREEMENT BETWEEN

                     BARNHART INTERESTS, INC., AS AGENT FOR
                        SAGE PLAZA ONE LTD. ("LANDLORD")

                                       AND

                        SPIRES FINANCIAL, L.P. ("TENANT")

                              DATED AUGUST 4, 1998

                                       I.

                  LANDLORD AND TENANT CONSTRUCTION OBLIGATIONS
                    (Subject to the provisions of the Lease)

A. On or before July 1, 1998, Tenant agrees to deliver to Landlord a detailed space plan ("Space Plan"), approved in writing by Tenant, containing all information listed in Section II of this Exhibit "B" for all tenant improvements ("Tenant Improvements") required by Tenant in the Leased Premises. If the Space Plan is not delivered by the date listed above, then each calendar day of delay in delivery shall constitute one (1) day of "Tenant Delay" hereunder.

B. At Tenant's request, Landlord's designated space planner will prepare the Space Plan for the Leased Premises showing the location of all "building standard" items. Tenant will cooperate with Landlord's space planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs, equipment inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable lay-out of the Leased Premises.

C. Upon receipt of the Space Plan, Landlord and/or Landlord's architect will review the same to confirm that it conforms to the requirements listed in Section II below. Additionally, Landlord and/or Landlord's architect shall meet with Tenant and advise Tenant informally of preliminary costs which may be associated with the proposed work. Upon approval by Landlord of the Space Plan, Landlord will notify Tenant that preparation of working drawings ("Working Drawings") has begun. If, at any time after approval of the Space Plan, any changes to, or redrawing of, either the Space Plan or the Working Drawings is necessitated by Tenant's requested changes, the expense of any such changes or redrawing will be charged to Tenant and any delay associated with such action shall constitute one (1) day of "Tenant Delay."

D. If the Space Plan does not conform to the requirements of Section II below, or Tenant determines that the approximate construction costs associated with the are not within the scope of its budget, Landlord will return the Space Plan to Tenant for corrections and/or revisions.

         Tenant will deliver a corrected Space Plan to Landlord no later than five (5) calendar days after the initial Space Plan has been returned to Tenant. If the corrected Space Plan is not delivered to Landlord within such five (5) day period, then each calendar day of delay in delivery shall constitute one (1) day of "Tenant Delay."

E. Upon final mutual approval of the Space Plan, Landlord shall authorize the preparation of working Drawings based on the approved Space Plan. Landlord's space planner and engineer will prepare Working Drawings for all improvements. Tenant shall deliver the Working drawings, accompanied by Tenant's written approval thereof, to Landlord no later than five (5) days after Landlord authorizes preparation thereof. If the approved Working Drawings are not delivered to Landlord within the aforementioned period, then each day of delay in delivery shall constitute one (1) day of "Tenant Delay."

F. If Tenant requests Landlord and/or Landlord's architect to coordinate preparation of any additional tenant improvements or changes to the Space Plan or the Working Drawings ("Additional Work"), Tenant shall pay to Landlord and/or Landlord's architect the costs of modifications, revisions and special architectural and/or engineering coordination and detail work associated with Additional Work as additional rent, within seven (7) days of receipt of invoice for such costs. Tenant shall cause such plans to be completed within the same time frame as set out in Paragraph "E" above.

G. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the required "building standard" or Additional Work.

H. Landlord and Tenant must approve the Working Drawings in writing prior to the commencement of pricing and construction.

I. Upon receipt of approved Working Drawings, Landlord shall price the cost of constructing the Tenant Improvements in accordance with the Working Drawings, and furnish Tenant a pricing agreement letter within fourteen (14) calendar days from the receipt of approved Working Drawings. If the pricing agreement letter is not delivered to Tenant on or before such date, then each day of delay in delivery shall constitute one (1) day of "Landlord Delay" hereunder; provided, however, that if a pricing agreement letter cannot be delivered with fourteen (14) calendar days due to the complexity or amount of Additional Work, any delay associated therewith shall not constitute a "Landlord Delay."

J. Tenant shall promptly review the pricing agreement letter and shall approve, execute, and return same to Landlord within ten (10) calendar days after receipt thereof. In the event the pricing agreement is not delivered to Landlord within such time, Tenant agrees that each day of delay shall constitute one (1) day of "Tenant Delay." In the event Tenant, for whatever reason, does not execute the pricing agreement by said date, Tenant agrees that the time and cost which is incurred for completing any revisions and the associated approval of a revised pricing agreement shall be "Tenant Delay" and at Tenant's expense. Tenant further agrees to provide Landlord written authorization for any revisions to the Tenant Working Drawings which may be necessitated due to Tenant's requested revisions in the pricing agreement prior to Landlord's proceeding with said revisions. It is understood Landlord agrees to promptly complete any authorized revisions and submit a revised pricing agreement to Tenant in a timely manner. Upon receipt of said revised pricing agreement, Tenant shall comply with the provisions and time period set forth above for review and subsequent approval of the initial pricing agreement.

         Tenant shall pay twenty-five percent (25%) of costs over the Allowance provided in section 3.01 of the Lease presented in the pricing agreement letter upon execution of he pricing agreement letter. Landlord reserves the right to bill Tenant up to ninety percent (90%) of such costs during the construction period in proportion to the amount of work completed or materials purchased, with the final ten percent (10%) due upon acceptance of the completed Leased Premises or occupancy by Tenant.

K. Upon approval and execution of the pricing agreement letter by Tenant, Landlord shall install Tenant Improvements in the Leased Premises in accordance with the executed pricing agreement letter. While the time required to complete any Additional Work shall betaken into account by Landlord in estimating the completion date for the Leased Premises, the excess of time required to complete the Additional Work over the time which would have been required to complete the Leased Premises for occupancy had no Additional Work or changes occurred, shall constitute "Tenant Delay." Within twenty (20) days after receipt of Landlord's invoice, Tenant shall pay, as additional rent, all costs incurred in connection with all Additional Work, including the costs of materials and labor, together with ten percent (10%) of said costs for Landlord's overhead, and associated architectural and engineering fees, if any, at Landlord's cost. Such architectural and/or engineering fees shall, at Landlord's option, be payable by Tenant directly to such architect and/or engineer performing such work.

L. Tenant, at its own expense, may authorize changes in the Tenant Improvements during construction; provided, however, that such authorization is directed solely in accordance with the procedures outlined herein by Landlord. Tenant shall bear the full costs for any and all such changes, including without limitation, architectural and engineering costs, in the Tenant Improvements, and any delays associated with such changes shall constitute "Tenant Delay."

M. As used herein, "Tenant Delay" shall mean and include, without limitation, Tenant's delay or failure to prepare, revise, or correct the Space Plans within the times specified; Tenant's delay or failure to approve or properly disapprove the Working Drawings within the time specified; Tenant's delay or failure to approve the pricing agreement for any reason whatsoever; all delays arising in connection Additional Work or changes requested by Tenant; or other delay from any other cause reasonably attributable to the acts or omissions of Tenant. The Commencement Date, expiration date, and commencement of installments of Base Rent shall not be postponed or delayed as the result of "Tenant Delay."

N. "Net Tenant Delay" shall mean the total number of days of "Tenant Delay" minus the total number of days of "Landlord Delay." If the Leased Premises are not ready for occupancy on or before the date specified in Section 1.02 of this Lease, and there exists "Net Tenant Delay," Tenant shall pay Landlord, as additional rent, a sum equal to one (1) day's rent (including Base Rent and all other charges provided for in this Lease) multiplied by the total "Net Tenant Delay." Such additional rent, as well as any charges associated with Additional Work, shall be paid by Tenant within seven (7) days of receipt of invoice.

O. All sums due Landlord for Additional Work shall be considered Rent under the terms of the Lease; non-payment shall constitute default and entitle Landlord to any and all remedies specified in the Lease.

                                       II.

                         MINIMUM INFORMATION REQUIRED OF
                                TENANT SPACE PLAN

FLOOR PLANS INDICATING:

1.       Location and type of all partitions.
2. Location and types of all doors-indicate hardware and provide keying schedule.
3. Location and type of glass partitions, windows and doors- indicate framing if not "building standard."
4. Location of telephone equipment room accompanied by an approval of the telephone company.
5.       Indicate critical dimensions necessary for construction.

6. Location of all "building standard" electrical items-outlets, switches, telephone outlets. ("Building standard" lighting will be determined by Building architect).
7. Location and type of all non "building standard" electrical items, including lighting.
8. Location and type of equipment that will require special electrical requirements. Provide manufacturers' specifications for use and operation.
9. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 psf live load.
10.      Requirements for special air conditioning or ventilation.
11.      Type and color of floor covering.
12.      Location, type and color of wall covering.
13. Location, type and color of "building standard" and non "building standard" paint or finishes.
14.      Location and type of plumbing.
15.      Location and type of kitchen equipment.
16.      Any and all other improvements specified by Tenant.

DETAILS SHOWING:

1. All millwork with verified dimensions and dimensions of all equipment to be built in.
2.       Corridor entrance.
3. Bracing or support of special walls, glass partitions, etc., if desired. If not included with the space plan, the Building architect will design, at Tenant's expense, all support or bracing required.
4.       Any and all other details specified by Tenant.

                                  EXHIBIT "B-2"
                           TO LEASE AGREEMENT BETWEEN

                        SAGE PLAZA ONE LTD. ("LANDLORD")

                                       AND

                       SPIRES FINANCIAL , L.P. ('TENANT')

                              DATED AUGUST 4, 1998

                                   DEMOLITION

                            Floor plan of demolition

                                   EXHIBIT "C"
                           TO LEASE AGREEMENT BETWEEN

                     BARNHART INTERESTS, INC., AS AGENT FOR
                        SAGE PLAZA ONE LTD. ("LANDLORD")

                                       AND

                        SPIRES FINANCIAL, L.P. ("TENANT")

                              DATED 4 AUGUST, 1998

                         BUILDING RULES AND REGULATIONS

                                       AND

                          PARKING RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS:

         The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease. "Leased Premises" and "Premises" are interchangeable terms.

1. Tenant shall not use the Premises or the Building to sell any items or services at retail price or cost without written approval of Landlord. Stenography, typewriting, blueprinting, duplicating services of any kind, and similar businesses, shall not be conducted from or within the Premises or Building for the service or accommodation of occupants of the Building, other than Tenant, without prior written consent of Landlord.

2. Sidewalks, halls, passageways and stairwells shall not be obstructed or used by Tenant for a purpose other than ingress and egress to and from the Premises and Building.

3. Flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building without the prior written consent of Landlord. All Christmas decorations shall be made of flame retardant materials.

4. All contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work. All work, including, but not limited to, installation of telephone and telegraph equipment, electrical and electronic devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings or any other physical feature of tile Building, shall not commence prior to written approval by Landlord.

5. Tenant shall not conduct any auction on the Premises nor store goods, wares or merchandise on the Premises, except for Tenant's own personal use.

6. Movement into or out of the Building of freight, furniture, office equipment or other material for dispatch or receipt by Tenant which requires movement through public corridors or lobbies or entrances to the building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved by Landlord for such purpose from time to time. Only licensed commercial movers shall be used for the purpose of moving height, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards.

7. Requests by Tenant for building services, maintenance or repair shall be made in writing to the office of the Building Manager.

8. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of tenancy.

9. Tenant shall give prompt notice to the office of the Building Manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which will cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures, by Tenant, its agents, employees or invitees.

10. Tenant shall not place, install or operate on the Premises, or in any part of the Building, any stoves or cooking equipment, other than a microwave oven, without prior written approval by Landlord.

11. Large files, safes, electronic data processing equipment and other heavy equipment shall not be moved into the Building or installed in the Premises without written approval of Landlord.

12. Tenant shall not lay floor covering within the Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

13. Tenant shall place solid pads over building standard carpet, under all rolling chairs.

14. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

15. Animals or birds shall not be kept in or about the Premises or the Building.

16. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on, or about or from, any part of the Premises or the Building without prior written consent of the Landlord.

17. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building watchman and who do not present a pass to the building signed by the Tenant. Each Tenant shall be responsible for all persons for whom he supplies a pass.

18.      For the purposes hereof, "holidays" shall be limited to the following:

                 (1)   New Year's Day
                 (2)   Memorial Day
                 (3)   Independence Day
                 (4)   Labor Day
                 (5)   Thanksgiving Day
                 (6)   Christmas Day

         If, in the case of any "holiday," a different day shall be observed other than the actual day described above, then the day observed shall constitute the "holiday" under this Lease.

19. No parking of vehicles and no deliveries shall occur in the plaza area of the Building.

20. Tenant will not make any alterations or physical additions in or to the Leased Premises without prior written consent of Landlord.

21. All routine deliveries to a tenant's Leased Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the underground truck dock and freight elevator. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building Management office.

22.      Corridor doors, when not in use, shall be kept closed.

23. Tenant space that is visible from public areas must be kept neat and clean.

24. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

25. Tenant shall not tamper with or attempt to adjust temperature control thermostats in Leased Premises. Landlord shall adjust thermostats as required to maintain the building standard temperature. We request that all window blinds remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

26. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

27. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and/or such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

28. Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from the Premises or public rooms regardless of whether such loss occurs when such areas are locked against entry or not, except for gross negligence

29. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows or doors facing public corridors without Landlord's prior written consent. Landlord shall have the right to require installation and continued use of uniform window coverings for such windows.

30. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

31. All tenant modifications resulting from initial buildout and/or remodeling in or to the Leased Premises must conform to the City of Houston Building and Fire codes.

32. Landlord desires to maintain high standards of environment, comfort and convenience for its tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention by Landlord's employees is reported directly to Landlord.

33. Without written consent of Landlord, Tenant shall not use the name of the Building in connection with promotion or advertising the business of Tenant except as Tenant's address.

34. Landlord has designated the Building a "non smoking" Building and Tenant and Tenant's employees shall abide by this rule. An area outside the Building has been made available to Tenant for the purpose of smoking and Tenant shall make every effort to maintain this designated area in a clean and orderly manner.

35. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed, so long as applied in a non-discriminatory manner and not inconsistent with the Lease.

PARKING RULES AND REGULATIONS

         A condition of any parking shall be compliance by the Parker with garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the garage as it deems necessary for the operation of the garage. Landlord may refuse to permit any person who violates the rules to park in the garage, and any violation of the rules shall subject the car to removal.

         1. Cars must be parked entirely within the stall lines painted on the floor.

         2.   All directional signs and arrows must be observed.

         3.   The speed limit shall be 5 miles per hours.

         4.   Parking is prohibited:

              (a)   in areas not striped for parking
              (b)   in aisles
              (c)   where "no parking" signs are posted
              (d)   on ramps
              (e)   in cross hatched areas
              (f) in such other areas as may be designated by Landlord or Landlord's agent(s).

         5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

         6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

         7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

         8. No intermediate or full size cars shall be parked in parking spaces limited to compact cars.

         Failure to promptly pay the rent required hereunder or persistent failure on the part of Tenant or Tenant's designated parkers to observe the rules and regulations above shall give Landlord the right to terminate Tenant's right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of its Premises.

                                   EXHIBIT "D"
                           TO LEASE AGREEMENT BETWEEN

                     BARNHART INTERESTS, INC., AS AGENT FOR

                        SAGE PLAZA ONE LTD. ("LANDLORD")

                                       AND

                       SPIRES, FINANCIAL, L.P. ("TENANT")

                              DATED 4 AUGUST, 1998

                             CLEANING SPECIFICATIONS

A.       OFFICE AREAS

         1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the demised premises nightly; wash receptacles as necessary.

         2. Empty and clean all ash trays, screen all sand urns nightly, and supply and replace sand as necessary.

         3. Vacuum all carpeted traffic areas in offices, lobbies and corridors nightly.

         4. Hand dust and wipe clean with dry cloth all office furniture, files, fixtures, paneling, window sills and other horizontal surfaces nightly; wash window sills when necessary. Desks and other furniture must be reasonably cleared of all items by Tenant to be eligible hereunder.

         5. Damp wipe and polish all glass furniture tops nightly. Furniture must be reasonably cleared of all items by Tenant to be eligible hereunder.

         6. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames around light switches, private entrance glass and partitions nightly.

         7.       Wash clean all water coolers nightly.

         8.       Sweep all private stairways nightly, vacuum if carpeted.

         9. Police all stairwells throughout the entire Building daily and keep in clean condition.

         10.      Damp mop spillage in office and public areas as necessary.

         11.      Damp dust all telephones as necessary.

B.       WASHROOMS

         1.       Mop, rinse and dry floors nightly.

         2.       Scrub floors as necessary

         3.       Clean all mirrors, bright work and enameled surfaces nightly.

         4. Wash and disinfect all basins, urinals and bowls nightly, remove stains, and clean undersides of rim of urinals and bowls.

         5.       Wash both sides of all toilet seats with disinfectant nightly.

         6. Damp wipe nightly, wash with disinfectant when necessary, all partitions, tile walls and outside surface of all dispensers and receptacles.

         7. Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

         8. Fill toilet tissue, soap, towel, and sanitary napkin dispensers nightly.

         9. Clean flushometers, piping, toilet seat hinges and other metal work nightly.

         10. Wash and polish all walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

         11. Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

NOTE: It is the intention to keep the washrooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odors. If a disinfectant is necessary, an odorless product to be used.

C.       FLOORS

         1. Ceramic tile, marble and terrazzo floors to be swept and buffed nightly, and washed or scrubbed as necessary.

         2. Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multiple-tenant floors to be waxed and buffed monthly.

         3.       Tile floors in office areas to be waxed and buffed monthly.

         4.       All floors to be stripped and rewaxed as necessary.

         5.       All carpeted areas and rugs to be vacuum cleaned nightly.

         6. Carpet cleaning will be performed at Tenant's request and billed to Tenant.

D.       GLASS

         1.       Clean glass entrance doors and adjacent glass panels nightly.

         2. Clean outside surface of exterior windows at least once per year; provided, however, in the event Landlord cleans more frequently than once per year the exterior windows of floors of Building located above the demised premises in such a manner so as to dirty the windows of the demised premises, then Landlord shall clean the windows of the demised premises as frequently as those located above same.

E.       HIGH DUSTING (QUARTERLY)

         1. When requested by Tenant, dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

         2. Dust all picture frames, charts, graphs and similar wall hangings.

         3. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

         4. Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

         5. Dust the exterior surface of lighting fixtures, including glass and plastic enclosures.

F.       DAY SERVICE

         1. At least once, but not more than twice during the day, check the men's washrooms for soap, towel and toilet tissue replacement.

         2. At least once, but not more than twice during the day, check the ladies' washrooms for soap, towel, toilet tissue and sanitary napkin replacement.

         3.       Vacuum elevator cabs as necessary.

         4. There will be a constant surveillance of public areas to ensure cleanliness.

G.       GENERAL

         1. Wipe all interior metal window frames, mullions and other unpainted interior metal surfaces of the perimeter walls of the Building each time the interior side of the windows is washed.

         2. Keep janitorial closets in a clean, neat and orderly condition at all times.

         3. Wipe clean and polish all metal hardware, fixtures and other bright work nightly.

         4. Dust and/or wash all directory boards as required, remove fingerprints and smudges nightly.

         5. Maintain Building lobby, corridors and other public areas in a clean condition.

                   CLEANING SPECIFICATIONS - FREQUENCY SUMMARY


       PRIMARY ITEM                     Achievement                        Frequency
A.     ENTRANCE
         Front and back                 Police and sweep                   5 x week
         Door glass Rc frames           Clean                              5 x week

B.     PUBLIC AREAS
         Floors - carpet                Vacuum and spot clean              5 x week
         Floors - composition           Dust sweep and spot mop            5 x week
         Furnishings                    Dust                               S x week
         Ashtrays                       Empty and damp wipe                5 x week
         Drinking fountains             Clean and disinfect                5 x week
         Walls, doors & frames          Spot clean                         S x week
         Telephones                     Damp wipe                          5 x week
         Stairs                         Police                             5 x week
         Janitor closets                Keep clean                         S x week
         Stairs                         Sweep                              S x week
         Metal plats & knobs            Polish                             1 x week
         Ledges, sills & rails          Dust                               1 x week
         Stairs (all)                   Dust mop and spot clean            1 x week
         Light fixtures                 Dust or vacuum                     1 x month
         Walls                          Lambs wool dust                    1 x quarter
         Window coverings               Dust or vacuum                     1 x quarter

C.     WORK AREAS (General and private offices, conference and sales rooms)
         Floors - Carpet
                Traffic lanes            Vacuum                             5 x week
                All areas                Vacuum                             1 x week
         Floors - composition            Dust sweep & spot mop              5 x week
         Trash receptacles               Empty and clean                    5 x week
         Trash                           Collect                            5 x week
         Ashtrays                        Empty and damp wipe                5 x week
         Telephones                      Damp wipe                          5 x week
         Furnishings (horiz.)            Dust                               5 x week
         Glass desk tops                 Wash and dry polish                5 x week
         Glass partitions                Spot clean                         1 x week
         Doors and frames                Dust and spot wash                 1 x week
         Walls & switchplates            Spot clean                         1 x week
         Furnishings (vert.)             Dust                               1 x week
         Low ledges & sills              Dust                               1 x month
         High ledges & sills             Dust                               1 x 2 months
         Glass partitions                Wash                               1 x 2 months
         Light fixtures                  Dust or vacuum                     1 x quarter
                                         exterior surfaces



                                       55




D.       REST ROOMS

         Floors                          Mop and disinfect                  5 x week
         Receptacles                     Empty and disinfect                5 x week
         Fixtures                        Scour and disinfect                5 x week
         Dispensers                      Refill and clean                   5 x week
         Mirrors                         Wash and dry polish                5 x week
         Bright metal                    Clean and polish                   5 x week
         Walls/dividers/doors            Spot clean or wash                 S x week
         Furnishings                     Dust or vacuum                     5 x week
         Vents and lights                Dust or vacuum                     1 x week
         Floors                          Machine scrub                      As needed

E. FLOOR MAINTENANCE PROFILE - Top quality, anti-slip floor materials and finishes will be used. Programmed floor care is:

         Main Lobby                      Polish                             5 x week
         Other lobbies/halls             Polish                             As needed
         Lunchrooms & Lounges            Buff                               1 x week
         Offices                         Buff                               1 x week



                                   EXHIBIT "E"
                           TO LEASE AGREEMENT BETWEEN

                     BARNHART INTERESTS, INC., AS AGENT FOR
                        SAGE PLAZA ONE LTD. ("LANDLORD")

                                       AND

                       SPIRES FINANCIAL, L.P. (" TENANT")

                              DATED 4 AUGUST, 1998

                                 RENEWAL OPTION

Tenant shall have one (1) option to renew and extend the term of this Lease for sixty (60) months as follows:

        1. Provided that no Event of Default under this Lease has occurred and is continuing, Tenant shall have the option ("Renewal Option") to extend the term of this Lease for a period of sixty (60) months ("Renewal Period") commencing on the day following the expiration of the original Term and ending on the last day of the sixtieth (60th) calendar month thereafter; provided that, in order to exercise such option, Tenant shall give Landlord written notice no later than one hundred twenty (120) days prior to the expiration of such original Term. Within fifteen (1 S) days thereafter, Landlord shall advise Tenant, in writing, of the Base Rental applicable during the renewal term.

        2. If this Lease is extended for the Renewal Period as hereinabove provided, then all terms and provisions of this Lease shall continue to apply during such Renewal Period, except that (a) the Base Rental shall be calculated at the then prevailing rental rate for similar space in the Building as of the date of commencement of the Renewal Period (in no event shall the rental rate during said renewal term be less than the Base Rental in effect during the calendar year immediately preceding the year in which said renewal term commences, plus accrued escalation), (b) for purposes of calculating Base Rental Adjustment under Article 5 of this Lease, the Basic Cost shall be deemed to be the estimated Basic Cost for the calendar year in which the Renewal Period commences and Tenant will pay its pro rata share thereof, and (c) the Leased Premises shall be taken in its then existing condition, on an "as is" basis.

        3. Within thirty (30) days after Tenant has received such Base Rental information from Landlord, Tenant shall give Landlord written notice of exercise of its option. Failure to give such notice by Tenant to Landlord within such thirty (30) day period shall result in such option to be void and of no further force and effect. If Tenant duly exercises its Renewal Option, the renewal term shall apply to the entire premises then leased to Tenant.

        4. Time is of the essence with respect to exercise of Tenant's Renewal Option. If the option is not exercised within the time stipulated herein, then such option shall lapse and be of no further force or effect.

        5. The leasing of space under the provisions of this Addendum shall be on the same terms and conditions as set forth in this Lease with respect to the original Leased Premises, except as set forth to the contrary in this Addendum. Landlord shall not be liable to Tenant for any holding over by any other tenant beyond its permitted term. If Tenant does not exercise its rights granted under this Addendum when offered by Landlord, then Tenant's rights with respect thereto and with respect to all other portions of this Addendum shall thereupon terminate.

All other terms and conditions of the Lease shall continue unaltered and unabated in full force and effect throughout the remainder of the term of the Lease.